                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF EFRATI, GALILI & CO.]


May 16, 2001

I.I.S. Intelligent Information Systems Ltd.
Jabotinsky Street
Ramat Gan
Israel
------

Dear Sirs,

Re: I.I.S. Intelligent Information Systems Ltd., - Registration Statement on
    ------------------------------------------------------------------------
    Form F-3
    --------

We have acted as Israeli counsel for I.I.S. Intelligent Information Systems Ltd., an Israeli corporation (the "Company"), in connection with the preparation and filing under the United States Securities Act of 1933, as amended of a registration statement on Form F-3 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with (i) up to 1,000,000 Ordinary Shares NIS 0.003 par value each (the "Debenture Shares") to be issued in connection with the conversion of convertible debentures (the"Debentures") issued by the Company to CDC Holdings Ltd., Armour Investments Ltd., Industrial Systems & Equipment Co., Meir Noga and Nachum Ezra (collectively, the "Purchasers"), and (ii) 300,000 Ordinary Shares NIS 0.003 par value each (the "Warrant Shares") to be issued in connection with the exercise of warrants (the "Warrants") granted to the Purchasers by the Company and (iii) 80,000 Ordinary Shares NIS 0.003 par value each issued or to be issued to Eastek Embedded Systems (Meitav) Ltd. (the "Eastek Shares"), pursuant to the Purchase and Assignment Agreement between the Company, Eastek and Mr. Danny Shavit ("Mr. Shavit") dated November 30, 2000 (the "Eastek Agreement"), and of which 60,000 Ordinary Shares have already been issued (the "First Eastek Shares") and
20,000 additional Ordinary Shares will be issued if certain conditions are met as set out in the Eastek Agreement (the "Second Eastek Shares") and (iv) up to 100,000 Ordinary Shares NIS 0.003 par value each to be issued to Mr. Danny Shavit (the "Shavit Shares") pursuant to the Employment Agreement between the Company and Mr. Shavit dated November 30, 2000 (the "Shavit Agreement").

You have asked us to render our opinion as to the matters hereinafter set forth.

EFRATI, GALILI & CO.
LAW OFFICES

We have examined originals and copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company and other documents as we have deemed necessary as a basis for this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Debenture Shares have been duly authorized for issuance and upon conversion of the Debentures in accordance with their terms, will be validly issued, fully paid and non-assessable, and (ii) the Warrant Shares have been duly authorized for issuance and, upon exercise of the Warrants and payment for the Warrant Shares in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, and (iii) the First Eastek Shares have been validly issued, fully paid and non-assessable; (iv) the Second Eastek Shares have been duly authorized for issuance and upon issuance in accordance with the Eastek Agreement will be validly issued, fully paid and non-assessable, and (v) the Shavit Shares have been duly issued and upon transfer thereof to Mr. Shavit in accordance with the Shavit Agreement, will be fully paid and non-assessable.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/ Efrati, Galili & Co.
Efrati, Galili & Co.